Exhibit 1
---------

 Fulton Financial Corp., Gloucester County Bankshares, Inc. to merge

  LANCASTER, Pa. - Fulton Financial Corp. (Nasdaq: FULT) of Lancaster, Pa.,and Gloucester County Bankshares, Inc. of Woodbury, N.J., signed a definitive agreement today (Oct. 25) to merge through an approximately $32.8 million stock transaction.

  Under the agreement, announced jointly by Fulton Financial president and chief executive officer Rufus A. Fulton, Jr. and Gloucester County Bankshares president and chief executive officer Warner A. Knobe, Gloucester County Bankshares will be merged into $3.3 billion Fulton Financial.

  Gloucester County Bankshares' wholly-owned $192 million, five-branch subsidiary, The Bank of Gloucester County, will become Fulton Financial's ninth banking affiliate.

  The Bank of Gloucester County will retain its name and autonomy.

  Based on Tuesday's $21.75 closing Fulton Financial common stock bid price, each share of Gloucester County Bankshares common stock outstanding at the time of the merger will be exchanged for 1.555 shares of Fulton Financial stock with a dollar value of $33.82.

  The exchange ratio will be adjusted if the Fulton Financial common stock closing bid price during a period designated in the merger agreement is between $20 and $22 per share, with 1.53 the floor for a share price of $22 or more and
1.73 the ceiling for a share price of $20 or less.

  Gloucester County Bankshares has 970,279 shares of common stock outstanding.

  In relation to Fulton Financial's closing bid price Tuesday, the merger price is approximately 2.3 times Gloucester County Bankshares' Sept. 30 book value of $14.61 per share and 11.93 times its estimated 1995 earnings of $2.75 million.

  The merger, Fulton Financial's first in New Jersey and third outside of Pennsylvania, is subject to approval by bank regulatory authorities and Gloucester County Bankshares shareholders and should close during the second quarter of 1996.

  "This merger continues Fulton Financial Corp.'s well-established philosophy of moving into high-growth areas and buying high-performance banks with good asset quality," said Fulton.

  Fulton said the Gloucester merger would not dilute Fulton Financial's earnings per share.

  "We're excited about our affiliation with Fulton Financial because it allows The Bank of Gloucester County to keep its autonomy and remain the leading locally-run bank in the market," said Knobe. "Yet at the same time, with Fulton Financial behind us, we'll now be able to offer to our customers the products, services and lending capabilities of a large regional bank."

  Thompson BankWatch recently recognized the safety and soundness of Fulton Financial and its banks with an "A/B" rating, ranking the company among the three highest-rated commercial bank holding companies in Pennsylvania.

  The corporation's $1.6 billion Lancaster-based flagship, Fulton Bank, was ranked in the July, 1995 issue of the American Bankers Association Banking Journal as the 17th best in the country in terms of its five-year average return on assets (ROA) of 1.53, a key industry measurement of a bank's profitability.

  Fulton Bank was also named the "best bank in Pennsylvania" in the June, 1995 issue of Money magazine. That designation was likewise based on the bank's safety and soundness as well as the variety and reasonable cost of the products and services offered by the bank.

  Once the merger is completed, Fulton Financial will have assets of approximately $3.5 billion and operate 109 banking offices in Pennsylvania, Delaware, Maryland and New Jersey through nine affiliates.
                                    #  #  #

                                MERGER AGREEMENT

                                 BY AND BETWEEN

                       GLOUCESTER COUNTY BANKSHARES, INC.

                                      AND

                          FULTON FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I    PLAN OF MERGER...............................................    1
   Section 1.1     Plan of Merger.........................................    1

ARTICLE II   CONVERSION OF SHARES AND
             EXCHANGE OF STOCK  CERTIFICATES..............................    2
   Section 2.1     Conversion of Shares...................................    2
             (a)   General................................................    2
             (b)   Antidilution Provision.................................    2
             (c)   No Fractional Shares...................................    2
             (d)   Closing Market Price...................................    2
   Section 2.2     Exchange of Stock Certificates.........................    3
             (a)   Exchange Agent.........................................    4
             (b)   Surrender of Certificates..............................    4
             (c)   Dividend Withholding...................................    4
             (d)   Failure to Surrender Certificates......................    4
             (e)   Expenses...............................................    5
   Section 2.3     Treatment of Outstanding GCB Options...................    5
   Section 2.4     Reservation of Shares..................................    6
   Section 2.5     Taking Necessary Action................................    6
   Section 2.6     Press Releases.........................................    6
   Section 2.7     Reservation of Right to Revise Transaction.............    6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF GCB........................    6
   Section 3.1     Authority..............................................    6
   Section 3.2     Organization and Standing..............................    7
   Section 3.3     Subsidiaries...........................................    7
   Section 3.4     Capitalization.........................................    7
   Section 3.5     Charter, Bylaws and Minute Books.......................    8
   Section 3.6     Financial Statements...................................    9
   Section 3.7     Absence of Undisclosed Liabilities.....................    9
   Section 3.8     Absence of Changes.....................................    9
   Section 3.9     Dividends, Distributions and Stock Purchases...........    9
   Section 3.10    Taxes..................................................    9
   Section 3.11    Title to and Condition of Assets.......................   10
   Section 3.12    Contracts..............................................   11
   Section 3.13    Litigation and Governmental Directives.................   11
   Section 3.14    Compliance with Laws; Governmental Authorizations......   12
   Section 3.15    Insurance..............................................   12
   Section 3.16    Financial Institutions Bonds...........................   12
   Section 3.17    Labor Relations and Employment Agreements..............   12
   Section 3.18    Employee Benefit Plans.................................   13


   Section 3.19    Related Party Transactions.............................   13
   Section 3.20    No Finder..............................................   14
   Section 3.21    Complete and Accurate Disclosure.......................   14
   Section 3.22    Environmental Matters..................................   15
   Section 3.23    Proxy Statement/Prospectus.............................   15
   Section 3.24    SEC Filings............................................   16
   Section 3.25    Reports................................................   16
   Section 3.26    Loan Portfolio of the TBGC.............................   16
   Section 3.27    Investment Portfolio...................................   17
   Section 3.28    Regulatory Examinations................................   17

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF FFC.....................   17
   Section 4.1     Authority..............................................   18
   Section 4.2     Organization and Standing..............................   18
   Section 4.3     Capitalization.........................................   18
   Section 4.4     Articles of Incorporation and Bylaws...................   18
   Section 4.5     Subsidiaries...........................................   18
   Section 4.6     Financial Statements...................................   19
   Section 4.7     Absence of Undisclosed Liabilities.....................   19
   Section 4.8     Absence of Changes.....................................   20
   Section 4.9     Litigation and Governmental Directives.................   20
   Section 4.10    Compliance with Laws; Governmental Authorizations......   20
   Section 4.11    Complete and Accurate Disclosure.......................   20
   Section 4.12    Labor Relations........................................   21
   Section 4.13    Employee Benefits Plans................................   21
   Section 4.14    Environmental Matters..................................   21
   Section 4.15    SEC Filings............................................   22
   Section 4.16    Proxy Statement/Prospectus.............................   22

ARTICLE V    COVENANTS OF GCB.............................................   22
   Section 5.1     Conduct of Business....................................   23
   Section 5.2     Best Efforts...........................................   25
   Section 5.3     Access to Properties and Records.......................   25
   Section 5.4     Subsequent Financial Statements........................   25
   Section 5.5     Update Schedules.......................................   25
   Section 5.6     Notice.................................................   25
   Section 5.7     Other Proposals........................................   26
   Section 5.8     Affiliate Letters......................................   26
   Section 5.9     No Purchases or Sales of FFC Common Stock
                   During Price Determination Period......................   26
   Section 5.10    Accounting Treatment...................................   27
   Section 5.11    Dividends..............................................   27
   Section 5.12    Agreements with Senior Employees.......................   27



ARTICLE VI   COVENANTS OF FFC.............................................   27
   Section 6.1     Best Efforts...........................................   27
             (a)   Applications for Regulatory Approval...................   28
             (b)   Registration Statement.................................   28
             (c)   State Securities Laws..................................   28
             (d)   Stock Listing..........................................   28
   Section 6.2     Access to Properties and Records.......................   28
   Section 6.3     Subsequent Financial Statements........................   29
   Section 6.4     Update Schedule........................................   29
   Section 6.5     Notice.................................................   29
   Section 6.6     Employment Arrangements................................   29
   Section 6.7     No Purchase or Sales of FFC Common Stock
                   During Price Determination Period......................   30
   Section 6.8     Appointment of FFC Director............................   30
   Section 6.9     Continuation of TBGC's Structure, Name and Directors...   30

ARTICLE VII  CONDITIONS PRECEDENT.........................................   31
   Section 7.1     Common Conditions......................................   31
             (a)   Stockholder Approval...................................   31
             (b)   Regulatory Approvals...................................   31
             (c)   Stock Listing..........................................   32
             (d)   Tax Opinion............................................   32
             (e)   Registration Statement.................................   33
             (f)   No Suits...............................................   33
   Section 7.2     Conditions Precedent to Obligations of FFC.............   33
             (a)   Accuracy of Representations and Warranties.............   34
             (b)   Covenants Performed....................................   34
             (c)   Opinion of Counsel for GCB.............................   34
             (d)   Affiliate Agreements...................................   34
             (e)   GCB Options............................................   34
             (f)   Financial Confirmation.................................   34
             (g)   Accounting Treatment...................................   35
             (h)   Federal and State Securities and Antitrust Laws........   35
             (i)   Dissenting Shareholders................................   35
             (j)   Environmental Matters..................................   35
             (k)   Non-Compete Agreements.................................   36
             (l)   Closing Documents......................................   36
   Section 7.3     Conditions Precedent to the Obligations of GCB.........   36
             (a)   Accuracy of Representations and Warranties.............   36
             (b)   Covenants Performed....................................   36
             (c)   Opinion of Counsel for FFC.............................   36
             (d)   FFC Options............................................   37
             (e)   Fairness Opinion.......................................   37
             (f)   Closing Documents......................................   37



             (g)   Financial Confirmation.................................   37

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER............................   38
   Section 8.1     Termination............................................   38
             (a)   Mutual Consent.........................................   38
             (b)   Unilateral Action by FFC...............................   38
             (c)   Unilateral Action By GCB...............................   38
   Section 8.2     Effect of Termination..................................   38
             (a)   Effect.................................................   38
             (b)   Limited Liability......................................   38
             (c)   Confidentiality........................................   39
   Section 8.3     Amendment..............................................   39
   Section 8.4     Waiver.................................................   39

ARTICLE IX   RIGHTS OF DISSENTING SHAREHOLDERS OF GCB.....................   39
   Section 9.1     Rights of Dissenting Shareholders of GCB...............   39

ARTICLE X    CLOSING AND EFFECTIVE DATE...................................   40
   Section 10.1    Closing................................................   40
   Section 10.2    Effective Date.........................................   40

ARTICLE XI   NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES................   40
   Section 11.1    No Survival............................................   40

ARTICLE XII  GENERAL PROVISIONS...........................................   40
   Section 12.1    Expenses...............................................   40
   Section 12.2    Other Mergers and Acquisitions.........................   41
   Section 12.3    Notices................................................   41
   Section 12.4    Counterparts...........................................   42
   Section 12.5    Governing Law..........................................   42
   Section 12.6    Parties in Interest....................................   42
   Section 12.7    Entire Agreement.......................................   42
   Section 12.8    Materiality Standard...................................   42

                                MERGER AGREEMENT
                                ----------------


  Merger Agreement made as of the 25th day of October, 1995, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and GLOUCESTER COUNTY BANKSHARES, INC., a New Jersey business corporation having its administrative headquarters at 1100 Old Broadway, Woodbury, New Jersey 08096 ("GCB").

                                  Background:
                                  -----------

  FFC is a Pennsylvania bank holding company. GCB is a New Jersey bank holding company. FFC wishes to acquire GCB, and GCB wishes to merge with and into FFC. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) GCB will be merged with and into FFC, (ii) FFC will survive the Merger, and (iii) all of the outstanding shares of the common stock of GCB, par value $5.00 per share ("GCB Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). In addition, The Bank of Gloucester County ("TBGC"), a New Jersey bank which is a wholly-owned subsidiary of GCB, will become a wholly-owned subsidiary of FFC as a result of the Merger. Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement of even date herewith in the form of Exhibit A attached
                                                              ---------
hereto (the "Warrant Agreement"), which provides for the delivery by GCB of a warrant in the form of Exhibit B attached hereto (the "Warrant") entitling FFC
                       ---------
to purchase shares of the GCB Common Stock in certain circumstances.



                                  WITNESSETH:
                                  -----------

  NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:



                                   ARTICLE I

                                 PLAN OF MERGER
                                 --------------

  Section 1.1 Plan of Merger.  Subject to the terms and conditions of this
  ----------- --------------
Agreement, GCB shall merge with and into FFC in accordance with the Plan of Merger in the form of Exhibit C attached hereto.
                      ---------

                                    ARTICLE II

                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES
                         ------------------------------

  Section 2.1 Conversion of Shares.  On the Effective Date (as defined in
  ----------- --------------------
Section 10.2 herein) the shares of GCB Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

       (a)  General:  Subject to the provisions of Sections 2.1(b), 2.1(c) and
            -------
2.1(d) herein, each share of GCB Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, the number (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") of shares of FFC Common Stock, based on the Closing Market Price (as such term is defined in Section 2.1(d) herein), as set forth below:

                                                    Conversion
                      Closing Market Price            Ratio
                      --------------------          ----------

                      $20.000 and below             1.730
                      $20.125                       1.718
                      $20.250                       1.705
                      $20.375                       1.693
                      $20.500                       1.680
                      $20.625                       1.668
                      $20.750                       1.655
                      $20.875                       1.642
                      $21.000                       1.630
                      $21.125                       1.617
                      $21.250                       1.605
                      $21.375                       1.592
                      $21.500                       1.580
                      $21.625                       1.567
                      $21.750                       1.555
                      $21.875                       1.542
                      $22.000 and above             1.530

       (b)  Antidilution Provision:  In the event that FFC shall at any time
            ----------------------
before the Effective Date:  (i) issue a dividend in shares of FFC Common Stock,
(ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to two decimal places), so that each GCB stockholder shall receive on the Effective Date, in exchange for his shares of GCB Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Date had occurred before the record date of such event. (For example, if FFC were to declare a ten percent (10%) stock dividend after the date of this Agreement, if the record date for that stock dividend were to occur before the Effective Date and if the Closing Market Price is $20.00 or below, the Conversion Ratio would be adjusted from 1.73 shares to 1.90 shares).

       (c)  No Fractional Shares:  No fractional shares of FFC Common Stock
            --------------------
shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former stockholder of GCB shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) herein).

       (d)  Closing Market Price:  For purposes of this Agreement, the Closing
            --------------------
Market Price shall be the average of the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period." (For example, if March 31, 1996 were to be the Effective Date, then the Price Determination Period would be March 15, 18, 19, 20, 21, 22, 25, 26, 27 and 28, 1996.) In the event that
NASDAQ shall fail to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid prices for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or, (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by GCB.

  Section 2.2 Exchange of Stock Certificates.  GCB Common Stock certificates
  ----------- ------------------------------
shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

       (a)  Exchange Agent:  The transfer agent of FFC shall act as exchange
            --------------
agent (the "Exchange Agent") to receive GCB Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of GCB Common Stock pursuant to Section 2.1(c) herein. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former stockholder of GCB a notice specifying the procedures to be followed in surrendering such stockholder's GCB Common Stock certificates.

       (b)  Surrender of Certificates:  As promptly as possible after receipt of
            -------------------------
the Exchange Agent's notice, each former stockholder of GCB shall surrender his GCB Common Stock certificates to the Exchange Agent; provided, that if any
                                                     --------
former stockholder of GCB shall be unable to surrender his GCB Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of GCB Common Stock certificates from a former GCB stockholder, the Exchange Agent shall issue to such stockholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such stockholder's shares of GCB Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such stockholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

       (c)  Dividend Withholding:  Dividends, if any, payable by FFC after the
            --------------------
Effective Date to any former stockholder of GCB who has not prior to the payment date surrendered his GCB Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former stockholder of GCB upon proper surrender of his GCB Common Stock certificates.

       (d)  Failure to Surrender Certificates:  All GCB Common Stock
            ---------------------------------
certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former stockholder of GCB shall not have properly surrendered his GCB Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former stockholder of GCB shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former stockholder of GCB, without interest, upon proper surrender of his GCB Common Stock certificates.

       (e)  Expenses:  All costs and expenses associated with the foregoing
            --------
surrender and exchange procedure shall be borne by FFC.

  Section 2.3 Treatment of Outstanding GCB Options.
  ----------- ------------------------------------

       (a) Each holder of an option (collectively, "GCB Options") to purchase shares of GCB Common Stock that is outstanding on the Effective Date and has been granted pursuant to the GCB 1992 Stock Option Plan (the "GCB Stock Option Plan") shall be entitled to receive, in cancellation of such GCB Option, an option to acquire shares of FFC Common Stock on the terms set forth below (an "FFC Stock Option").
-----------------

       (b) An FFC Stock Option shall be a stock option to acquire shares of FFC Common Stock with the following terms: (i) the number of shares of FFC Common Stock which may be acquired pursuant to such FFC Stock Option shall be equal to the product of the number of shares of GCB Common Stock covered by the GCB Option multiplied by the Conversion Ratio, provided that any fractional share of FFC Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and (ii) the exercise price per share of FFC Common Stock shall be equal to the exercise price per share of GCB Common Stock of such GCB Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded to the nearest whole cent; (iii) the duration and other terms of such GCB Option shall be unchanged except that all references to GCB shall be deemed references to FFC, and that each such FFC Stock Option shall be exercisable at least until the stated expiration date of the corresponding GCB Option; (iv) FFC shall assume such stock option as contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (v) to the extent GCB Options qualify as incentive stock options under Section 422 of the Code, the FFC Options exchanged therefor shall also so qualify. Subject to the foregoing, the GCB Stock Option Plan and all options or other rights to acquire GCB Common Stock issued thereunder shall terminate on the Effective Date.

       (c) FFC shall not issue or pay for any fractional shares otherwise issuable upon exercise of a FFC Stock Option. Prior to the Effective Time of Merger, FFC shall reserve for issuance (and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"),
                                                         --------------
register the number of shares of FFC Common Stock necessary to satisfy FFC's obligations with respect to the issuance of FFC Common Stock pursuant to the exercise of FFC Stock Options.

       (d) As of the Effective Time of Merger, FFC shall receive agreements from each holder of a GCB Option, pursuant to which each such holder agrees to accept such FFC Options in exchange for the cancellation of such GCB Options on the Effective Date.

  Section 2.4 Reservation of Shares.  FFC agrees that (i) prior to the Effective
  ----------- ---------------------
Date it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) on the Effective Date, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

  Section 2.5 Taking Necessary Action.  FFC and GCB shall take all such actions
  ----------- -----------------------
as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of GCB, the officers and directors of GCB, at the expense of FFC, shall take all such necessary action.

  Section 2.6 Press Releases.  FFC and GCB agree that all press releases or
  ----------- --------------
other public communications relating to this Agreement or the transactions contemplated hereby will require consultation among FFC and GCB, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to effect such consultation.


                                    ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF GCB
                         ------------------------------

  GCB represents and warrants to FFC, as of the date of this Agreement and as of the date of the Closing (as defined in Section 10.1 herein), as follows:

  Section 3.1 Authority.  The execution and delivery of this Agreement, the
  ----------- ---------
Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of GCB and, except for the approval of this Agreement by its stockholders, GCB has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by GCB and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of GCB. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Certificate of Incorporation or Bylaws of GCB, (ii) the Certificate of Incorporation or Bylaws of TBGC, (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to GCB or TBGC, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which GCB or TBGC is a party or by which GCB or TBGC or any of their properties are bound.

  Section 3.2 Organization and Standing.  GCB is a business corporation that is
  ----------- -------------------------
duly organized, validly existing and in good standing under the laws of the State of New Jersey. GCB is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. TBGC is a bank that is duly organized, validly existing and in good standing under the laws of the State of New Jersey. TBGC is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is not a member of the Federal Reserve System. TBGC has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. TBGC Investment Corp. ("TBGC Investment") is a business corporation that is duly organized, validly existing and in good standing of the laws of the State of Delaware. TBGC Investment has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

  Section 3.3 Subsidiaries.  TBGC is a wholly-owned direct subsidiary of GCB.
  ----------- ------------
TBGC Investment is a wholly-owned direct subsidiary of TBGC. Except for TBGC and TBGC Investment, GCB owns no subsidiaries, directly or indirectly.

  Section 3.4 Capitalization.  The authorized capital of GCB consists
  ----------- --------------
exclusively of 5,000,000 shares of GCB Common Stock, of which 970,279 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. In addition, 136,001 shares of GCB Common Stock are reserved for issuance upon the exercise of Stock Options granted under GCB's Stock Option Plan and 241,056 shares of GCB Common Stock are reserved for issuance upon exercise of the Warrant. Except for the GCB Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of GCB Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of GCB Common Stock. The authorized capital of TBGC consists exclusively of 1,000,000 shares of common stock, par value $5.00 per share (the "TBGC Common Stock"), of which 840,033 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. All outstanding shares of TBGC Common Stock are owned beneficially and of record by GCB. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of TBGC Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of TBGC Common Stock. The authorized capital of TBGC Investment consists exclusively of 1,000 shares of common stock, par value $1.00 per share (the "TBGC Investment Common Stock"), of which 100 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. All outstanding shares of TBGC Investment Common Stock are owned beneficially and of record by TBGC. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of TBGC Investment Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of TBGC Investment Common Stock.

  Section 3.5 Charter, Bylaws and Minute Books.  The copies of the Certificate
  ----------- --------------------------------
of Incorporation and Bylaws of GCB, TBGC and TBGC Investment that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of GCB, TBGC and TBGC Investment that have been made available to FFC for inspection are true, correct and complete in all respects and accurately record the actions taken by the Boards of Directors and stockholders of GCB, TBGC and TBGC Investment at the meetings documented in such minutes.

  Section 3.6 Financial Statements.  GCB and TBGC have delivered to FFC the
  ----------- --------------------
following financial statements: (i) Consolidated Balance Sheets for GCB at December 1994 and 1993 and Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity, and Consolidated Statements of Cash Flows of GCB for the years ended December 31, 1994, 1993 and 1992, certified by Grant Thornton LLP, and set forth in the 1994 Annual Report to GCB's stockholders; and (ii) a Consolidated Statement of Condition of GCB at June 30, 1995 and Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows of GCB for the six-month period ended June 30, 1995, as filed with the Securities and Exchange Commission (the "SEC") in a Quarterly Report on Form 10-Q (the aforementioned Consolidated Statement of Condition as of June 30, 1995 being hereinafter referred to as the "GCB Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of GCB, TBGC and TBGC Investment at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in GCB's above-mentioned Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

  Section 3.7 Absence of Undisclosed Liabilities.  Except as disclosed in
  ----------- ----------------------------------
Schedule 3.7, or as reflected, noted or adequately reserved against in the GCB
------------
Balance Sheet, as at June 30, 1995, GCB had no consolidated liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the GCB Balance Sheet under generally accepted accounting principles or which were in any case or in the aggregate material. Except as disclosed in Schedule 3.7, GCB, TBGC and TBGC Investment have not
                       ------------
incurred, since June 30, 1995, any such liability, other than liabilities of the same nature as those set forth in the GCB Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with GCB's, TBGC's and TBGC Investment's customary business practices.

  Section 3.8 Absence of Changes.  Since June 30, 1995, GCB, TBGC and TBGC
  ----------- ------------------
Investment have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither GCB, BGC nor TBGC
                                     ------------
Investment has undergone any changes in its condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to GCB, TBGC and TBGC Investment.

  Section 3.9 Dividends, Distributions and Stock Purchases.  Except as disclosed
  ----------- --------------------------------------------
in Schedule 3.9, since January 1, 1995, GCB has not declared, set aside, made or
   ------------
paid any dividend or other distribution in respect of the GCB Common Stock, or purchased, issued or sold any shares of GCB Common Stock, TBGC Common Stock or TBGC Investment Common Stock.

  Section 3.10 Taxes.  GCB, TBGC and TBGC Investment have filed all federal,
  ------------ -----
state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of June 30, 1995. Except as disclosed in Schedule 3.10: (i) GCB, TBGC and TBGC Investment have paid all
             -------------
taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither GCB, TBGC nor TBGC Investment has received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of GCB for any year through and including the year ended December 31, 1994. Except as disclosed in Schedule 3.10, neither GCB, TBGC nor TBGC Investment has
                       -------------
granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the
                                                         -------------
accruals and reserves reflected in the GCB Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of GCB's consolidated operations for all periods prior to the date of such Balance Sheet.

  Section 3.11 Title to and Condition of Assets.  Except as disclosed in
  ------------ --------------------------------
Schedule 3.11; GCB or its subsidiaries have good and marketable title to all
-------------
consolidated real and personal properties and assets reflected in the GCB Balance Sheet or acquired subsequent to June 30, 1995 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the
                                              --------  -------
representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the GCB Balance Sheet or in Schedule
                                                                     --------
3.11; (ii) represent liens of current taxes not yet due or which, if due, may be
----
paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the GCB Balance Sheet or acquired subsequent to June 30, 1995: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present or proposed use, of such structures, improvements, furniture, fixtures and equipment. GCB, TBGC and TBGC Investment own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

  Section 3.12 Contracts.  Each written or oral contract entered into by GCB,
  ------------ ---------
TBGC or TBGC Investment (other than contracts with customers reasonably entered into by GCB, TBGC or TBGC Investment in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either GCB, TBGC or TBGC Investment is a party or by which GCB, TBGC or TBGC Investment or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12. Except as
                                                 -------------
disclosed in Schedule 3.12, all Material Contracts are valid and in full force
             -------------
and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. Schedule 3.12 identifies all Material Contracts which
                       -------------
require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

  Section 3.13 Litigation and Governmental Directives.  Except as disclosed in
  ------------ --------------------------------------
Schedule 3.13,  (i) there is no litigation, investigation or proceeding pending,
-------------
or to the knowledge of GCB, TBGC or TBGC Investment threatened, that involves GCB, TBGC or TBGC Investment or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of GCB, TBGC or TBGC Investment; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of GCB, TBGC or TBGC Investment that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of GCB, TBGC or TBGC Investment or that in any manner restrict the right of GCB, TBGC or TBGC Investment to carry on their business as presently conducted taken as a whole; and (iii) neither GCB, TBGC or TBGC Investment is aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either GCB, TBGC or TBGC Investment, would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of GCB, TBGC or TBGC Investment or would restrict in any manner the right of GCB, TBGC or TBGC Investment to carry on its business as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which GCB, TBGC or TBGC Investment have filed proofs of claim) in which GCB, TBGC or

TBGC Investment is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in
Schedule 3.13.
-------------

  Section 3.14 Compliance with Laws; Governmental Authorizations.  Except as
  ------------ ---------------------------------- --------------
disclosed in Schedule 3.14 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of GCB, TBGC or TBGC Investment: (i) GCB, TBGC and TBGC Investment are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to GCB, TBGC or TBGC Investment or to any of their properties; and
(ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of GCB, TBGC or TBGC Investment as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

  Section 3.15 Insurance.  All policies of insurance relating to GCB's, TBGC's
  ------------ ---------
and TBGC Investment's operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of GCB, TBGC or TBGC Investment are listed in Schedule 3.15. All such
                                                     -------------
policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.

  Section 3.16 Financial Institutions Bonds.  Since September 11, 1989, TBGC has
  ------------ ----------------------------
continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring TBGC against acts of
                             -------------
dishonesty by each of its employees. No claim has been made under any such bond and TBGC is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. TBGC has no reason to believe that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

  Section 3.17 Labor Relations and Employment Agreements.  Neither GCB, TBGC nor
  ------------ -----------------------------------------
TBGC Investment is a party to or bound by any collective bargaining agreement. GCB, TBGC and TBGC Investment enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of GCB, TBGC or TBGC Investment threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of GCB, TBGC or TBGC Investment. Except as disclosed in Schedule
                                                                    --------
3.17, neither GCB, TBGC nor TBGC Investment has any employment contract,
----
severance agreement, deferred compensation agreement, consulting agreement or similar obligation (an "Employment Obligation") with any director, officer, employee, agent or consultant, and all such persons are serving at the will and pleasure of GCB, TBGC or TBGC Investment, as the case may be. Except as disclosed in Schedule 3.17 or pursuant to a Severance Agreement permitted under
             -------------
Sections 5.1(xv) and 5.12 herein, as of the Effective Date (as defined in Section 10.2 herein), neither GCB, TBGC nor TBGC Investment will have any liability for employee termination rights arising out of any Employment Obligation.

  Section 3.18 Employee Benefit Plans.  All employee benefit plans, contracts or
  ------------ ----------------------
arrangements to which GCB, TBGC or TBGC Investment is a party or by which GCB, TBGC or TBGC Investment is bound, including without limitation all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements, are identified in Schedule 3.18.
                                                                -------------
GCB's contributory defined contribution plan (the "GCB 401(k) Plan") is exempt from tax under Sections 401 and 501 of the Code, has been maintained and operated in material compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No "prohibited transaction" (as such term is defined in the Code or in ERISA) has occurred in respect of the GCB 401(k) Plan or any other employee benefit plan, including without limitation GCB's Executive Incentive Plan, Loan Pool
Incentive Plan and Branch Manager Incentive Plans (all "employee benefit pension plans" and all "employee welfare benefit plans", as those terms are defined in ERISA, of GCB, TBGC or TBGC Investment being collectively referred to herein as "GCB Benefit Plans" and individually as a "GCB Benefit Plan"), to which GCB, TBGC or TBGC Investment is a party or by which GCB, TBGC or TBGC Investment is bound. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the GCB 401(k) Plan or any other GCB Benefit Plan, and no claim is pending or threatened with respect to any GCB Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither GCB, TBGC nor TBGC Investment has incurred any material liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the GCB 401(k) Plan or any other GCB Benefit Plan. There has not been any audit of any GCB Benefit Plan by the Department of Labor, the IRS or the PBGC since 1989.

  Section 3.19 Related Party Transactions.  Except as disclosed in Schedule
  ------------ --------------------------                          --------
3.19, neither GCB, TBGC nor TBGC Investment has any contract, extension of
----
credit, business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1993) of GCB, TBGC or TBGC Investment; (ii) any stockholder owning five percent (5%) or more of the outstanding GCB Common Stock; and (iii) any "associate" (as defined in Rule 405 of the SEC) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in

Schedule 3.19, except as otherwise specifically described therein, has been made
-------------
in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

  Section 3.20 No Finder.  Except as disclosed in Schedule 3.20, neither GCB,
  ------------ ---------                          -------------
TBGC nor TBGC Investment has paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

  Section 3.21 Complete and Accurate Disclosure.  Neither this Agreement
  ------------ --------------------------------
(insofar as it relates to GCB, TBGC, TBGC Investment GCB Common Stock, TBGC Common Stock, and the involvement of GCB, BGCand TBGC Investment in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by GCB, TBGC or TBGC Investment to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by GCB, TBGC and TBGC Investment to FFC in connection with the Registration Statement (as defined in Section 6.1(b) herein), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

  Section 3.22 Environmental Matters.  Except as disclosed in Schedule 3.22,
  ------------ ---------------------                          -------------
neither GCB, TBGC nor TBGC Investment has any knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by GCB, TBGC or TBGC Investment. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, neither GCB, TBGC nor TBGC Investment has any
             -------------
knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by GCB, TBGC or TBGC Investment; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by GCB, TBGC or TBGC Investment; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by GCB, TBGC or TBGC Investment.

  Section 3.23 Proxy Statement/Prospectus.  At the time the Proxy
  ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the stockholders of GCB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to GCB, TBGC, TBGC Investment, GCB Common Stock, TBGC Common Stock and all actions taken and statements made by GCB, BGC and TBGC Investment in connection with the transactions contemplated herein (except for information provided by FFC to GCB, TBGC or TBGC Investment) will: (i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

  Section 3.24 SEC Filings.  No registration statement, offering circular, proxy
  ------------ -----------
statement, schedule or report filed and not withdrawn, since December 31, 1992, by GCB with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  Section 3.25 Reports.  GCB and TBGC have filed all material reports,
  ------------ -------
registrations and statements that are required to be filed with the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), the New Jersey Department of Banking and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be cleared to be breach of the foregoing representation unless such failure has or may have a material adverse impact on GCB, TBGC and TBGC Investment on a consolidated basis. GCB has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 1995 through the date of this Agreement. GCB is required to file reports with the SEC pursuant to Section 12 of the 1934 Act, and has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The GCB Common Stock is traded in the over-the-counter market.

  Section 3.26 Loan Portfolio of the TBGC.
  ------------ --------------------------

          (a) Attached hereto as Schedule 3.26 is a list of (w) all outstanding
                                 -------------
commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of TBGC with an aggregate principal amount in excess of $1,018,000, (x) all loans of TBGC classified by TBGC or any regulatory authority as "Monitor," "Substandard," "Doubtful" or "Loss," (y) all commercial and mortgage loans of TBGC classified as "non-accrual," and (z) all commercial loans of TBGC classified as "in substance foreclosed."

          (b) TBGC has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and TBGC's reserve for loan losses is adequate in all material respects.

  Section 3.27 Investment Portfolio.  Attached hereto as Schedule 3.27 is a list
  ------------ --------------------                      -------------
of all securities held by GCB, TBGC and TBGC Investment for investment, showing the principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of September 30, 1995. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27.
                                 -------------

  Section 3.28 Regulatory Examinations.
  ------------ -----------------------

          (a) Except for normal examinations conducted by a regulatory agency in the regular course of the business of GCB, TBGC or TBGC Investment, no regulatory agency has initiated any proceeding or investigation into the business or operations of GCB or TBGC. Neither GCB, TBGC nor TBGC Investment has received any objection from any regulatory agency to GCB's, TBGC's or TBGC Investment's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of GCB, TBGC and TBGC Investment which would have a materially adverse effect on GCB, TBGC and TBGC Investment on a consolidated basis.

          (b) Neither GCB, TBGC nor TBGC Investment will be required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991 any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on GCB, TBGC and TBGC Investment on a consolidated basis.

                                    ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF FFC
                     -------------------------------------

  FFC represents and warrants to GCB, as of the date of this Agreement and as of the date of the Closing, as follows:

  Section 4.1 Authority.  The execution and delivery of this Agreement and the
  ----------- ---------
consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by GCB, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

  Section 4.2 Organization and Standing.  FFC is a business corporation that is
  ----------- -------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered bank holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its present business.

  Section 4.3 Capitalization.  The authorized capital of FFC consists
  ----------- --------------
exclusively of 100,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). There are validly issued 28,423,962 shares of FFC Common Stock as of the date of this Agreement, of which 28,382,179 shares are outstanding, fully paid and non-assessable and 41,783 shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of the date of this Agreement, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows: (i) 699,842 shares of FFC Common Stock are issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there are outstanding 28,382,179 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Rights Agreement, dated June 20, 1989, entered into between FFC and Fulton Bank and (iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans.

  Section 4.4 Articles of Incorporation and Bylaws.  The copies of the Articles
  ----------- ------------------------------------
of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to GCB are true, correct and complete.

  Section 4.5 Subsidiaries.  Schedule 4.5 contains a list of all subsidiaries
  ----------- ------------   ------------
("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all of the
             ------------
outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

  Section 4.6 Financial Statements.  FFC has delivered to GCB the following
  ----------- --------------------
financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1994; and (ii) Consolidated Balance Sheets as of June 30, 1995 and December 31, 1994, Consolidated Statements of Income for the three-month and six-month periods ended June 30, 1995 and Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and 1994,as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of June 30, 1995 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in FFC's above-mentioned Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

  Section 4.7 Absence of Undisclosed Liabilities.  Except as disclosed in
  ----------- ----------------------------------
Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC
------------
Balance Sheet, at June 30, 1995 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in
Schedule 4.7, since June 30, 1995 FFC has not incurred any such liability other
------------
than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

  Section 4.8 Absence of Changes.  Since June 30, 1995, there has not been any
  ----------- ------------------
material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC.

  Section 4.9 Litigation and Governmental Directives.  Except as disclosed in
  ----------- --------------------------------------
Schedule 4.9:  (i) there is no litigation, investigation or proceeding pending,
------------
or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

  Section 4.10 Compliance with Laws; Governmental Authorizations.  Except as
  ------------ -------------------------------------------------
disclosed in Schedule 4.10 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are not proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

  Section 4.11 Complete and Accurate Disclosure.  Neither this Agreement
  ------------ --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to GCB in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to GCB in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

  Section 4.12 Labor Relations.  Neither FFC nor any of its Subsidiaries is a
  ------------ ---------------
party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FFC.

  Section 4.13 Employee Benefits Plans.  FFC's contributory profit-sharings
  ------------ -----------------------
plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the PBGC. No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other FFC employee benefit plan (each hereinafter called an "FFC Benefit Plan").
There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan. FFC has not incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan.

  Section 4.14 Environmental Matters.  Except as disclosed in Schedule 4.14 or
  ------------ ---------------------                          -------------
as reflected, noted or adequately reserved against in the FFC Balance Sheet, FFC has no knowledge of any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

  Section 4.15 SEC Filings.  No registration statement, offering circular, proxy
  ------------ -----------
statement, schedule or report filed and not withdrawn, since December 31, 1991, by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Section 4.16 Proxy Statement/Prospectus.  At the time the Proxy
  ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the stockholders of GCB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC, FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by GCB or TBGC to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.


                                    ARTICLE V

                                COVENANTS OF GCB
                                ----------------

  From the date of this Agreement until the Effective Date, GCB covenants and agrees to do, and shall cause TBGC and TBGC Investment to do, the following:

  Section 5.1 Conduct of Business.  Except as otherwise consented to by FFC in
  ----------- -------------------
writing, GCB, TBGC and TBGC Investment shall: (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with GCB, TBGC or TBGC Investment; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;
(iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to GCB, TBGC or TBGC Investment; (v) keep in full force and effect all insurance policies now carried by GCB, TBGC or TBGC Investment; (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which GCB, TBGC or TBGC Investment is a party or by which any of them may be bound or which relate to or affect their properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to GCB, TBGC or TBGC Investment and to the conduct of its business; (ix) not amend GCB's, TBGC's or TBGC Investment's Charter or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) except as permitted in subparagraph (xxiii) below, not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement; (xiii) except as permitted in Section 5.11 herein, not declare, set aside or pay any dividend or make any other distribution in respect of GCB Common Stock; (xiv) not authorize, purchase, redeem, issue (except upon the exercise of outstanding GCB Options) or sell (or grant options or rights to purchase or sell) any shares of GCB Common Stock or any other equity or debt securities of GCB; (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any GCB Benefit Plan (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in Section 3.17 herein) with, any officer, director, employee or consultant of GCB, TBGC or TBGC Investment, except that GCB, TBGC and TBGC Investment may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice, may amend the GCB Stock Option Plan to permit directors of TBGC to continue to hold the FFC Options granted to them under Section 2.3 herein as directors of GCB and may enter into the Severance Agreements permitted by Section 5.12 herein; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in determining the additions to loan loss reserves and the loan writeoffs, writedowns and other adjustments that reasonably should be made by TBGC with respect to its fiscal year ending December 31, 1995, GCB and TBGC shall consult with FFC and shall act in accordance with generally accepted accounting principles and GCB's and TBGC's customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on GCB, TBGC and TBGC Investment except in the Ordinary Course of Business consistent with past practice (provided that FFC shall not unreasonably withhold its consent to such transactions); (xx) except as required in connection with the real estate at Washington Township, New Jersey owned or leased by TBGC, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair;
(xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; (xxiii) not exercise its option to acquire its principal office at 1100 Old Broadway, Woodbury, New Jersey, pursuant to Section 6 of the Lease Agreement dated April 5, 1989 between 1100 Old Broadway Partnership and TBGC unless such option is exercised in accordance with such Lease Agreement and FFC provides its prior written consent of TBGC's appraiser thereunder (which consent shall not be unreasonably withheld); or (xxiv) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment (if applicable) or as a tax-free reorganization under Section 368 of the Code.

  Section 5.2 Best Efforts.  GCB and TBGC shall cooperate with FFC and shall use
  ----------- ------------
their best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, GCB and TBGC shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b));
(ii) call a meeting of its stockholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its stockholders at that meeting; and (iii) cooperate with FFC in making GCB's and TBGC's employees reasonably available for training by FFC at TBGC's facilities prior to the Effective Date, to the extent that such training is deemed reasonably necessary by FFC to ensure that TBGC's facilities will be properly operated in accordance with FFC's policies after the Merger.

  Section 5.3 Access to Properties and Records.  GCB and TBGC shall give to FFC
  ----------- --------------------------------
and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of GCB and TBGC as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning GCB and TBGC obtained by reason of such access and subject to applicable law.

  Section 5.4 Subsequent Financial Statements.  Between the date of signing of
  ----------- -------------------------------
this Agreement and the Effective Date, GCB, TBGC and TBGC Investment shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to stockholders and all reports to regulatory authorities prepared by or for either GCB, TBGC or TBGC Investment (which additional financial statements and reports are hereinafter collectively referred to as the "Additional GCB Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional GCB Financial Statements.

  Section 5.5 Update Schedules.  GCB, TBGC or TBGC Investment shall promptly
  ----------- ----------------
disclose to FFC in writing any change, addition, deletion or other modification to the information set forth in its Schedules hereto.

  Section 5.6 Notice.  GCB, TBGC or TBGC Investment shall promptly notify FFC in
  ----------- ------
writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of GCB, TBGC or TBGC Investment or restrict in any manner their ability to carry on their respective businesses as presently conducted.

  Section 5.7 Other Proposals.  GCB, TBGC or TBGC Investment shall not, nor
  ----------- ---------------
shall they permit any of their officers, directors, employees, agents, consultants or other representatives to: (i) solicit, initiate or encourage any proposal for a merger or other acquisition of GCB, TBGC or TBGC Investment, or any material portion of their properties or assets, with or by any person other than FFC, or (ii) cooperate with, or furnish any nonpublic information concerning GCB, TBGC or TBGC Investment to, any person in connection with such a proposal (an "Acquisition Proposal"); provided, however, that the obligations of GCB or TBGC and its Directors and other representatives under this Section 5.7 are subject to the limitation that the Board of Directors shall be free to take such action as the Board of Directors determines, in good faith, that in the exercise of its fiduciary duties, after receipt of a written opinion of outside counsel to that effect. GCB will notify FFC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

  Section 5.8 Affiliate Letters.  GCB shall deliver or cause to be delivered to
  ----------- -----------------
FFC, at or before the Closing, a letter from each of the officers and directors of GCB (and shall use its best efforts to obtain and deliver such a letter from each stockholder of GCB) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933
Act) of GCB, in form and substance satisfactory to FFC, under the terms of which each such officer, director or stockholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

  Section 5.9 No Purchases or Sales of FFC Common Stock During Price
  ----------- ------------------------------------------------------
Determination Period.  GCB and TBGC shall not, and shall ensure that their
--------------------
executive officers and directors do not, and shall use their best efforts to ensure that each stockholder of GCB who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of GCB does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

  Section 5.10 Accounting Treatment.  GCB acknowledges that FFC presently
  ------------ --------------------
intends to treat the business combination contemplated by this Agreement as a "pooling-of-interests" for financial reporting purposes. GCB shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of GCB or TBGC to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

  Section 5.11 Dividends.  GCB shall not declare or pay a cash dividend on the
  ------------ ---------
GCB Common Stock; provided, however, that in the event the Effective Date does not occur on or before March 31, 1996, GCB may declare and pay a dividend or dividends which do not exceed, in the aggregate, the amount of the per share cash dividends on FFC Common Stock paid on or after March 31, 1996 multiplied by the Conversion Ratio.

  Section 5.12 Agreements with Senior Employees.  Prior to the Effective Date,
  ------------ --------------------------------
GCB and TBGC may enter into Severance Agreements in the forms attached hereto as

Exhibit D (the "Severance Agreements") with Warner A. Knobe, Scott H. Kintzing,
---------
Thomas J. Lobosco, Stephen R. Miller, Stephen F. Levitt and Mary C. Traum (the "Senior Employees"). Without the prior written consent of FFC, GCB and TBGC shall not modify the terms of the Severance Agreements or any other Employment Obligations (as defined in Section 3.17) related to the Senior Employees. Neither GCB or TBGC shall create any new Employment Obligation related to the Senior Employees.


                                    ARTICLE VI

                                COVENANTS OF FFC
                                ----------------

  From the date of this Agreement until the Effective Date, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

    Section 6.1 Best Efforts.  FFC shall cooperate with GCB and TBGC and shall
    ----------- ------------
use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this

Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

       (a)  Applications for Regulatory Approval:  FFC shall promptly prepare
            ------------------------------------
and file, with the cooperation and assistance of (and after review by) GCB and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation an application for approval under the BHC Act and applications for approval under the New Jersey Banking Act of 1948, as amended, and the Pennsylvania Banking Code of 1965, as amended.

       (b)  Registration Statement:  FFC shall promptly prepare, with the
            ----------------------
cooperation and assistance of (and after review by) GCB and its counsel and accountants, and file with the SEC a registration statement (the Registration Statement) for the purpose of registering the shares of FFC Common Stock to be issued to shareholders of GCB under the provisions of this Agreement. FFC may rely upon all information provided to it by GCB and TBGC in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the proxy statement and prospectus (the Proxy Statement/Prospectus) which is prepared as a part thereof, if such statement is made by FFC in reliance upon any information provided to FFC by GCB or TBGC or by any of their officers, agents or representatives.

       (c)  State Securities Laws:  FFC, with the cooperation and assistance of
            ---------------------
GCB and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

       (d)  Stock Listing:  FFC, with the cooperation and assistance of GCB and
            -------------
its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ.

  Section 6.2 Access to Properties and Records.  FFC shall give to GCB and to
  ----------- --------------------------------
its authorized employees and representatives (including without limitation GCB's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as GCB may reasonably request, subject to the obligation of GCB and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

  Section 6.3 Subsequent Financial Statements.  Between the date of signing of
  ----------- -------------------------------
this Agreement and the Effective Date, FFC shall promptly prepare and deliver to GCB as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.5, 4.6 and 4.7 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

  Section 6.4 Update Schedule.  FFC shall promptly disclose to GCB in writing
  ----------- ---------------
any change, addition, deletion or other modification to the information set forth in its Schedule to this Agreement.

  Section 6.5 Notice.  FFC shall promptly notify GCB in writing of any actions,
  ----------- ------
claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to GCB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

  Section 6.6 Employment Arrangements.
  ----------- -----------------------

       (a) From and after the Effective Date, FFC shall cause TBGC: (i) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein) with TBGC's Senior Employees (as defined in Section 5.12 herein), and (ii) to satisfy TBGC's obligations under the GCB Benefit Plans.

       (b) On and after the Effective Date, FFC shall cause TBGC to employ all officers and employees who were employed by GCB or TBGC as of the Effective Date, provided, that (i) TBGC shall employ such persons, on and after the
      --------
Effective Date, as "at will" employees subject to the continued satisfactory performance of their respective duties, (ii) except with respect to TBGC's Senior Employees (who will be offered individual compensation arrangements), TBGC shall pay compensation to each such person, on and after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from GCB or TBGC prior to the Effective Date, (iii) TBGC shall provide employee benefits to each such person who is a full-time employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving as a full-time employee from GCB or TBGC prior to the Effective Date, and (iv) TBGC shall provide employee benefits to each such person who is a part-time employee, on or after the Effective Date, that are the same as the employee benefits that are being received at the applicable time by part-time employees of other banking Subsidiaries owned by FFC.

  Section 6.7 No Purchase or Sales of FFC Common Stock During Price
  ----------- -----------------------------------------------------
Determination Period.  Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares
                                --------  -------
of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's dividend reinvestment plan.

  Section 6.8 Appointment of FFC Director.  FFC shall, on or promptly after the
  ----------- ---------------------------
Effective Date, appoint to FFC's Board of Directors Jeffrey G. Albertson to serve as a director of FFC. During the five-year period after the Effective Date (or for a period equal to any longer period specified in a similar express covenant contained in any future agreement providing for the acquisition by FFC of another financial institution), the FFC Board of Directors shall nominate Mr. Albertson for election, and support his election, at each annual meeting of shareholders of FFC at which Mr. Albertson's term expires. During such period, in the event Mr. Albertson shall cease to serve as a director of FFC, the Board of Directors of TBGC shall have the right to designate one other person then serving on as a director of TBGC to serve as a director of FFC (subject to the concurrence of FFC as to the person designated).

  Section 6.9 Continuation of TBGC's Structure, Name and Directors.  For a
  ----------- ----------------------------------------------------
period of five (5) years after the Effective Date (or for a period equal to any longer period specified in a similar express covenant contained in any future agreement providing for the acquisition by FFC of another financial institution), FFC shall (subject to the right of FFC to terminate its obligations under paragraphs (i), (ii) and (iii) below on the effective date of an acquisition of FFC which occurs at any time after the date two (2) years after the Effective Date): (i) preserve the business structure of FFC as a bank holding company with TBGC as one of its wholly-owned banking subsidiaries; (ii) preserve the present name of TBGC; (iii) continue in office the present directors and advisory directors of TBGC who indicate their desire to serve in their respective capacities; and (iv) preserve indemnity agreements for directors and senior employees of GCB and TBGC, provided, that (A) each non- employee director of TBGC who is serving in such
--------
capacity as of the Effective Date shall continue to receive director's fees from TBGCof $10,000 per director annually ((and, for a period of two (2) years after the Effective Date, the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Board and the Chairman of the Loan Committee shall be entitled to receive additional directors fees not to exceed $2,000, $1,500, $1,000 and $1,000, respectively), and shall continue to receive such other incidental benefits as he was receiving from TBGC prior to the Effective Date (such benefits being previously disclosed to FFC), and (B) each director or advisory director of TBGC who has reached the age of 70 as of the Effective Date, or within three (3) years thereafter, shall be permitted to serve for a period of at least three (3) years after the Effective Date before becoming subject to FFC's mandatory retirement rules for directors. The TBGC Board of Directors (subject to the concurrence of FFC as to the persons appointed, such concurrence not to be unreasonably withheld) (i) may appoint persons to fill vacancies on the TBGC Board of Directors and (ii) may appoint the counsel, accountants, appraisers and other professionals who provide services to TBGC. For the purposes of the foregoing, the "acquisition of FFC" shall be deemed to have occurred upon a merger of FFC into any other entity, a transfer of all or substantially all of the assets of FFC or the effectuation by FFC of a transaction or series of related transactions in which more than 50% of the voting stock of FFC is disposed of.


                                 ARTICLE VII
                             CONDITIONS PRECEDENT
                             --------------------

  Section 7.1 Common Conditions.  The obligations of the parties to consummate
  ----------- -----------------
this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of
Section 8.4 herein:

       (a)  Stockholder Approval:  This Agreement shall have been duly
            --------------------
authorized, approved and adopted by the stockholders of GCB.

       (b)  Regulatory Approvals:  The approval of each federal and state
            --------------------
regulatory authority having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Federal Reserve Board, the New Jersey Department of Banking, the Pennsylvania Department of Banking and the Maryland Bank Commissioner, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require (A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by GCB or TBGC of a portion of its business which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of GCB or TBGC, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

       (c) Stock Listing.  The shares of FFC Common Stock to be issued in the
           -------------
Merger shall have been authorized for listing on NASDAQ.

       (d) Tax Opinion.  Each of FFC and GCB shall have received an opinion of
           -----------
GCB's counsel, Piper & Marbury L.L.P., reasonably acceptable to FFC and GCB, addressed to FFC and GCB, with respect to federal tax laws or regulations, to the effect that:

            (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

            (2) No gain or loss will be recognized by FFC, GCB or TBGC by reason of the Merger;

            (3) The bases of the assets of GCB in the hands of FFC will be the same as the bases of such assets in the hands of GCB immediately prior to the Merger;

            (4) The holding period of the assets of GCB in the hands of FFC will include the period during which such assets were held by GCB prior the Merger;

            (5) A holder of GCB Common Stock who receives shares of FFC Common Stock in exchange for his GCB Common Stock pursuant to the reorganization (including fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

            (6) A holder of GCB Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization and FFC then redeemed such fractional share for the cash. The holder of GCB Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

            (7) The tax basis of the FFC Common Stock to be received by the shareholders of GCB pursuant to the terms of this Agreement will include the holding period of the GCB Common Stock surrendered in exchange therefor, provided that such GCB Common Stock is held as a capital interest on the Effective Date.

            (8) The holding period of the shares of FFC Common Stock to be received by the shareholders of GCB will include the period during which they held the shares of GCB Common Stock surrendered, provided the shares of GCB Common Stock are held as a capital asset on the date of the exchange.

       (e)  Registration Statement:  The Registration Statement (as defined in
            ----------------------
Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of GCB; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

       (f)  No Suits:  No action, suit or proceeding shall be pending or
            --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify GCB
           --------  -------
and TBGC and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of GCB to consummate this Agreement.

  Section 7.2 Conditions Precedent to Obligations of FFC.  The obligations of
  ----------- ------------------------------------------
FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

       (a)  Accuracy of Representations and Warranties:  All of the
            ------------------------------------------
representations and warranties of GCB as set forth in this Agreement, all of the information contained in Schedule I and all GCB Closing Documents (as defined in Section 7.2(i)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date);

provided, that, without limiting the generality of the foregoing clause, a
--------
"material" deviation from the accuracy of GCB's representations and warranties shall be deemed to exist for purposes of this Section 7.2(a) if, as of the Closing, FFC shall have discovered information not previously disclosed in GCB's Schedules or in the GCB Balance Sheet indicating that GCB or TBGC has incurred or will incur costs, expenses, losses and/or liabilities in the aggregate amount of $1,000,000 or more.

       (b)  Covenants Performed:  GCB shall have performed or complied in all
            -------------------
material respects with each of the covenants required by this Agreement to be performed or complied with by it.

       (c)  Opinion of Counsel for GCB:  FFC shall have received an opinion,
            --------------------------
dated the Effective Date, from Piper & Marbury L.L.P., counsel to GCB, in substantially the form of Exhibit E hereto. In rendering any such opinion, such
                          ---------
counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of GCB, FFC, affiliates of the foregoing, and others.

       (d)  Affiliate Agreements.  Shareholders of GCB who are or will be
            --------------------
affiliates of GCB or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) the ability of FFC to use pooling-of-interests accounting for the Merger; and (ii) compliance with Rule 145 under the 1933 Act.

       (e)  GCB Options.  All holders of GCB Options shall have delivered
            -----------
documentation reasonably satisfactory to FFC canceling the GCB Options in exchange for FFC Stock Options pursuant to Section 2.8 herein.

       (f)  Financial Confirmation:  FFC (together with its accountants, if the
            ----------------------
advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that the GCB Balance Sheet fairly presents the financial condition, assets and liabilities of GCB as at June 30, 1995, and that, since December 31, 1994, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of GCB. In particular, without limiting the generality of the foregoing sentence, the Additional GCB Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of GCB as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the GCB Balance Sheet. For purposes of this
Section 7.2(f), the terms "material and adverse change" and "vary adversely in any material respect" shall mean any change or changes that would result, in the aggregate, in a reduction of more than five percent (5%) in GCB's consolidated total shareholders' equity between June 30, 1995 or December 31, 1994, as the case may be, and any later date up to and including the Effective Date, as determined in accordance with generally accepted accounting principles consistently applied.

       (g)  Accounting Treatment:  FFC and its accountants shall have
            --------------------
established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "pooling-of-interests" for financial reporting purposes.

       (h)  Federal and State Securities and Antitrust Laws:  FFC and its
            -----------------------------------------------
counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

       (i)  Dissenting Shareholders:  Dissenters' rights shall have been
            -----------------------
exercised with respect to less than 10% of the outstanding shares of GCB Common Stock.

       (j)  Environmental Matters:  No environmental problem of the kind
            ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of either GCB, TBGC or TBGC Investment, provided,
                                                                       --------
that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 7.2(a) of this Agreement.

       (k)  Non-Compete Agreements:  Each of the directors of GCB and/or TBGC as
            ----------------------
of the date of this Agreement shall deliver to FFC a Non-Compete Agreement in the form of Exhibit F attached hereto.
            ---------

       (l)  Closing Documents:  GCB shall have delivered to FFC:  (i) a
            -----------------
certificate signed by GCB's President and Chief Executive Officer and by its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of GCB set forth in this Agreement are true and correct in all material respects as of the Closing and that GCB has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which GCB or TBGC is a party or by which they or any of their properties are bound; and (iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "GCB Closing Documents").

  Section 7.3 Conditions Precedent to the Obligations of GCB.  The obligation of
  ----------- ----------------------------------------------
GCB to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by GCB in accordance with the provisions of Section 8.4 herein:

       (a)  Accuracy of Representations and Warranties:  All of the
            ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules and all FFC Closing Documents (as defined in Section 7.3(e) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

       (b)  Covenants Performed:  FFC shall have performed or complied in all
            -------------------
material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

       (c)  Opinion of Counsel for FFC:  GCB shall have received an opinion from
            --------------------------
Barley, Snyder, Senft & Cohen, counsel to FFC, dated the Effective Date, in substantially the form of Exhibit G hereto. In rendering any such opinion, such
                          ---------
counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, GCB, affiliates of the foregoing, and others.

       (d)  FFC Options:  FFC Options shall be substituted in cancellation of
            -----------
the GCB Options pursuant to Section 2.3 herein.

       (e)  Fairness Opinion:  GCB shall have obtained from Berwind Financial
            ----------------
Group, L.P., or from another independent financial advisor selected by the Board of Directors of GCB, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the shareholders of GCB stating that the terms of the acquisition contemplated by this Agreement are fair to the shareholders of GCB from a financial point of view.

       (f)  Closing Documents:  FFC shall have delivered to GCB:  (i) a
            -----------------
certificate signed by FFC's President and Chief Executive Officer and by its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as GCB and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

       (g) Financial Confirmation:  GCB (together with its accountants, if the
           ----------------------
advice of such accountants is deemed necessary or desirable by GCB) shall have established to its reasonable satisfaction that the FFC Balance Sheet fairly presents the financial condition, assets and liabilities of FFC as at June 30, 1995, and that, since December 31, 1994, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements shall indicate that the financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(g), the terms "material and adverse change" and "vary adversely in any material respect" shall mean any change or changes that would result, in the aggregate, in a reduction of more than five percent (5%) in FFC's consolidated total shareholders' equity between June 30, 1995 or December 31, 1994, as the case may be, and any later date up to and including the Effective Date, as determined in accordance with generally accepted accounting principles consistently applied.

                                    ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

  Section 8.1 Termination.  This Agreement may be terminated at any time before
  ----------- -----------
the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of GCB) as follows:

       (a)  Mutual Consent:  This Agreement may be terminated by mutual consent
            --------------
of the parties upon the affirmative vote of a majority of each of the Boards of Directors of GCB and FFC, followed by written notices given to the other party.

       (b)  Unilateral Action by FFC:  This Agreement may be terminated
            ------------------------
unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given to GCB, if: (i) there has been a material breach by GCB of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to GCB; or (ii) any condition precedent to FFC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of FFC, on October 31, 1996.

       (c)  Unilateral Action By GCB:  This Agreement may be terminated
            ------------------------
unilaterally by the affirmative vote of a majority of the Board of Directors of GCB, followed by written notice given to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by GCB to FFC; or (ii) any condition precedent to GCB's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of GCB, on October 31, 1996.

  Section 8.2 Effect of Termination.
  ----------- ---------------------

       (a)  Effect.  In the event of a permitted termination of this Agreement
            ------
under Section 8.1 herein shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

       (b)  Limited Liability.  The termination of this Agreement in accordance
            -----------------
with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by GCB, or if this Agreement is terminated by GCB by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the fees of its counsel, accountants, consultants and other advisors and representatives.

       (c)  Confidentiality.  In the event of a permitted termination of this
            ---------------
Agreement under Section 8.1 herein, neither FFC nor GCB nor TBGC shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

  Section 8.3 Amendment.  To the extent permitted by law, this Agreement may be
  ----------- ---------
amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of
GCB), but only by a written instrument duly authorized, executed and delivered by FFC and by GCB; provided, however, that any amendment to the provisions of
                   --------  -------
Section 2.1 herein relating to the consideration to be received by the former stockholders of GCB in exchange for their shares of GCB Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the stockholders of GCB in accordance with applicable New Jersey law.

  Section 8.4 Waiver.  Any term or condition of this Agreement may be waived, to
  ----------- ------
the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of GCB) by a written instrument duly authorized, executed and delivered by such party or parties.


                                    ARTICLE IX

                    RIGHTS OF DISSENTING Shareholders OF GCB
                    ----------------------------------------

  Section 9.1 Rights of Dissenting Shareholders of GCB.  The stockholders of GCB
  ----------- ----------------------------------------
shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of Sections 14A:11-1 et. seq. of
                                                                     --------
the New Jersey Business Corporation Act.

                                    ARTICLE X

                           CLOSING AND EFFECTIVE DATE
                           --------------------------

  Section 10.1 Closing.  Provided that all conditions precedent set forth in
  ------------ -------
Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the GCB Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(c), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

  Section 10.2 Effective Date.  The merger of GCB with and into FFC shall become
  ------------ --------------
effective and this Agreement shall be consummated on the date specified in the Articles or Certificate of Merger (the "Effective Date") as filed with the Secretary of State of the State of New Jersey and the Department of State of the Commonwealth of Pennsylvania.


                                    ARTICLE XI

                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

  Section 11.1 No Survival.  The representations and warranties of GCB and of
  ------------ -----------
FFC set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.


                                    ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

  Section 12.1 Expenses.  Except as provided in Section 8.2(b) herein, each
  ------------ --------
party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this
Section 12.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

  Section 12.2 Other Mergers and Acquisitions.  Subject to the right of GCB to
  ------------ ------------------------------
refuse to consummate this Agreement pursuant to Section 8.1(c) herein by reason of a material breach by FFC of the warranty and representation set forth in
Section 4.7 herein, nothing set forth in this Agreement shall be construed: (i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Date, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

  Section 12.3 Notices.  All notices, claims, requests, demands and other
  ------------ -------
communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

       (a)  If to FFC, to:

                  Rufus A. Fulton, Jr., President
                   and Chief Executive Officer
                  Fulton Financial Corporation
                  One Penn Square
                  P.O. Box 4887
                  Lancaster, Pennsylvania  17604

            With a copy to:

                  Paul G. Mattaini, Esq.
                  Barley, Snyder, Senft & Cohen
                  126 East King Street
                  Lancaster, PA  17602

       (b)  If to GCB, to:

                  Warner A. Knobe, President and
                   Chief Executive Officer
                  Gloucester County Bankshares, Inc.
                  1100 Old Broadway
                  Woodbury, NJ  08096

            With a copy to:

                  James J. Winn, Jr., Esq.
                  Piper & Marbury L.L.P.
                  36 South Charles Street
                  Baltimore, MD  21201

  Section 12.4 Counterparts.  This Agreement may be executed simultaneously in
  ------------ ------------
several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

  Section 12.5 Governing Law.  This Agreement shall be deemed to have been made
  ------------ -------------
in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

  Section 12.6 Parties in Interest.  This Agreement shall be binding upon and
  ------------ -------------------
inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may
                                   --------  -------
assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

  Section 12.7 Entire Agreement.  This Agreement, together with the Warrant
  ------------ ----------------
Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

  Section 12.8 Materiality Standard.  For the purposes of this Agreement, terms
  ------------ --------------------
such as "material," "materially," "in any material respect," etc., as they may apply to GCB or its subsidiaries, shall be measured with respect to GCB and its subsidiaries on a consolidated basis.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.


                            FULTON FINANCIAL CORPORATION


                            By: /s/ Rufus A. Fulton, Jr.
                               --------------------------------
                               Rufus A. Fulton, Jr., President
                                  and Chief Executive Officer


                            Attest: /s/ K. E. Shenenberger
                                   -----------------------------
                                   K. E. Shenenberger, Secretary



                            GLOUCESTER COUNTY BANKSHARES, INC.


                            By: /s/ Warner A. Knobe
                               --------------------------------
                                   Warner A. Knobe, President
                                   and Chief Executive Officer


                            Attest: /s/ Dale T. Taylor
                                   ----------------------------
                                     Dale T. Taylor, Secretary

                               INDEX OF SCHEDULES
                               ------------------


Schedule 2.3      GCB Options
------------

Schedule 3.7      Undisclosed Liabilities
------------

Schedule 3.8      Changes
------------

Schedule 3.9      Dividends, Distributions and Stock Purchases
------------

Schedule 3.10     Taxes
-------------

Schedule 3.11     Title to and Condition of Assets
-------------

Schedule 3.12     Contracts
-------------

Schedule 3.13     Litigations and Governmental Directives
-------------

Schedule 3.14     Compliance with Laws; Governmental
-------------     Authorizations

Schedule 3.15     Insurance
-------------

Schedule 3.16     Financial Institution Bonds
-------------

Schedule 3.17     Labor Relations and Employment Agreements
-------------

Schedule 3.18     Employee Benefit Plans
-------------

Schedule 3.19     Related Party Transactions
-------------

Schedule 3.20     Finders
-------------

Schedule 3.22     Environmental Matters
-------------

Schedule 3.26     Loan Portfolio
-------------

Schedule 3.27     Investment Portfolio
-------------

Schedule 4.5      Subsidiaries
------------

Schedule 4.7      Undisclosed Liabilities
------------

Schedule 4.9      Litigation and Governmental Directives
------------

Schedule 4.10     Compliance with Laws; Governmental
-------------     Authorizations

Schedule 4.14     Environmental Matters
-------------

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A         Form of Warrant Agreement
---------

Exhibit B         Form of Warrant
---------

Exhibit C         Form of Plan of Merger
---------

Exhibit D         Forms of Severance Agreements
---------

Exhibit E         Form of Opinion of GCB's Counsel
---------

Exhibit F         Form of Non-Compete Agreement
---------

Exhibit G         Form of Opinion of FFC's Counsel
---------